Exhibit 4

                              TERMINATION AGREEMENT

TERMINATION AGREEMENT made as of May 31, 2007 among the Estate of Richard E. Smith (the "SMITH ESTATE"), David Smith, David Stein, Michael Serruya, Aaron Serruya, 1082272 Ontario Inc. ("1082272"), the Serruya Family Trust (the "SERRUYA TRUST"), CoolBrands International Inc. ("COOLBRANDS") and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) (collectively, the "PARTIES").

WHEREAS:

A. The Parties entered into a Trust Agreement on March 18, 1998 (the "TRUST AGREEMENT").

B. CoolBrands, Integrated Brands, Inc., the Serruya Trust, 1082272, the Smith Estate, David M. Smith, David J. Stein, Aaron Serruya and Michael Serruya entered into a voting agreement on December 13, 2005 (the "VOTING AGREEMENT").

C. The Voting Agreement provides that the Trust Agreement be terminated on the date that the capital structure of CoolBrands is simplified by CoolBrands (1) creating a new class of shares unlimited in number and designated as common shares ("COMMON SHARES"), (2) changing each issued and outstanding subordinate voting share and each multiple voting share into one Common Share, (3) cancelling all authorized and unissued subordinate voting shares and multiple voting shares in the capital of CoolBrands, and (4) removing all of the rights, privileges, restrictions and conditions attaching to the subordinate voting shares and multiple voting shares such that the authorized capital consists of an unlimited number of Common Shares (each of these steps, collectively, the "SHARE CAPITAL RESTRUCTURING").

D.       The Share Capital Restructuring is now effective.

E. The Smith Estate, David Smith, David Stein, Michael Serruya, Aaron Serruya, 1082272, the Serruya Trust, and CoolBrands have determined it desirable and in the best interests of each to terminate the Trust Agreement. JPMorgan Chase Bank, N.A. is willing and agreeable to terminating the Trust Agreement.

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

1. The Trust Agreement is hereby terminated, effective immediately, and shall cease to have any force and effect whatsoever.

2. Each of the Parties hereby releases, remises and forever discharges each of the other Parties hereto and each of their respective officers, directors, employees, agents, shareholders, affiliates, successors and assigns from all covenants and obligations contained in the Trust Agreement and against any and all actions, causes of actions, claims, demands and suits of every nature and kind whatsoever arising under or in connection with the Trust Agreement, except that the provisions of
         Section 17 of the Trust Agreement shall survive the execution of this Termination Agreement and the termination of the Trust Agreement.

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3.       This  Termination  Agreement sets forth the entire  agreement among the parties hereto pertaining to the specific subject matter hereof. No supplement, modification, waiver, amendment or termination of this Termination Agreement shall be binding unless executed in writing by all of the Parties.

4. This Termination Agreement shall be binding upon and shall enure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, assigns and legal representatives.

5. This Termination Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the Parties hereby attorn to the jurisdiction of the courts of the Province of Ontario.

6. This Termination Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts when taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this agreement effective as of the date above.

                                             COOLBRANDS INTERNATIONAL INC.

                                             Per: /s/ Michael Serruya
                                                 -------------------------------
                                                  Name: Michael Serruya
                                                  Title: Chief Executive Officer

                                             JPMORGAN CHASE BANK, N.A.

                                             Per: /s/ Gregory P. Shea
                                                 -------------------------------
                                                  Name: Gregory P. Shea
                                                  Title: Vice President

                                             THE SERRUYA FAMILY TRUST

                                             Per: /s/ Michael Serruya
                                                 -------------------------------
                                                  Name: Michael Serruya
                                                  Title: Trustee

                                             Per: /s/ Sam Serruya
                                                 -------------------------------
                                                  Name: Sam Serruya
                                                  Title: Trustee

                                             1082272 ONTARIO INC.

                                             Per: /s/ Michael Serruya
                                                 -------------------------------
                                                  Name: Michael Serruya
                                                  Title:


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                                             THE ESTATE OF RICHARD SMITH

                                             Per: /s/ Susan J. Smith
                                                 -------------------------------
                                                  Name: Susan J. Smith
                                                  Title: Executor

/s/ Susan Smith                              /s/ David M. Smith
------------------------------------------   ----------------------------------
Witness                                      DAVID M. SMITH

/s/ Danielle Laibowitz                       /s/ David J. Stein
------------------------------------------   ----------------------------------
Witness                                      DAVID J. STEIN

/s/ Sarah Oziel                              /s/ Aaron Serruya
------------------------------------------   ----------------------------------
Witness                                      AARON SERRUYA

/s/ Carla Aedo                               /s/ Michael Serruya
------------------------------------------   ----------------------------------
Witness                                      MICHAEL SERRUYA